UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 26, 2007

DOMINION RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 TREDEGAR STREET RICHMOND, VIRGINIA (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2007, the Board of Directors of Dominion Resources, Inc. (the “Company”) approved a cash bonus award of $2 million to Thomas F. Farrell, II, Chairman, President and Chief Executive Officer.  The award was made, based on the recommendation of the Company’s Compensation, Governance and Nominating Committee, to recognize the excellent performance of Mr. Farrell in the execution of the sale of the Company’s exploration and production (“E&P”) operations which were completed in September, 2007.   The Company had previously announced its intent to sell substantially all of the E&P operations and, despite the complexities of executing a multiple transaction sale during a period when market conditions were in a state of deterioration, the sales were completed within the established time frame.  In addition, the award recognizes Mr. Farrell’s strategic leadership of the Company throughout the transition period.

Item 8.01 Other Events

On October 26, 2007, the Board of Directors approved an amendment to the Company’s Articles of Incorporation (the “Amendment”) to be made effective November 9, 2007.   The Amendment will increase the number of shares of common stock the Company is authorized to issue from 500,000,000 to 1,000,000,000 and will be filed in connection with and will effect the two-for-one split of the Company’s common stock (the “Common Stock”) described  below.

On October 26, 2007, the Company’s Board of Directors  approved a two-for-one split of the Common Stock (the “Stock Split”).  Each holder of record at the close of business on November 9, 2007 will receive one additional share of the Company’s Common Stock for each share of the Company’s Common Stock held at the close of business on that date.

Also on October 26, 2007, the Board of Directors approved an increase of the quarterly dividend rate to $0.79 per share representing an 11% increase over the previous quarterly dividend rate of $0.71 per share.  The dividend payment will be made after the Stock Split.  Because of that timing, shareholders of record on November 30, 2007 will receive a quarterly dividend of 39.5 cents per share which equates to an annual dividend rate on a post-split basis of $1.58 per share on the Company’s Common Stock.

A copy of the press release announcing the Stock Split and quarterly dividend increase is attached hereto as Exhibit 99.

Exhibit

99	Dominion Resources, Inc. press release dated October 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Patricia A. Wilkerson Vice President and Corporate Secretary

Date:  October 29, 2007